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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  July 21, 2000


                          SOUTHERN MINERAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)


           0-8043                                   36-2068676
    (Commission File Number)              (IRS Employer Identification No.)


  1201 LOUISIANA STREET, SUITE 3350                    77002-5609
         HOUSTON, TEXAS                                (Zip Code)
(Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (713) 658-9444

         (Former name or former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

On August 1, 2000, the Plan of Reorganization (the "Plan") of Southern Mineral Corporation (the "Company") and certain of its subsidiaries became effective (the "Effective Date"). Pursuant to the Plan, the Company effected a 1:5 reverse stock split of its outstanding common stock, par value $0.01 per share, on the Effective Date. No fractional shares were issued. Instead, the number of shares of common stock issuable in the reverse stock split was rounded downward to the nearest whole share and no consideration was paid with respect to the fractional shares. The Plan provides for the issuance of common stock to the Company's 6.875% Convertible Subordinated Debentureholders as of the record date of July 24, 2000, that, when issued, will represent approximately 78% of the outstanding common stock. In addition, a cash payment of $5 million will be made on a pro rata basis to the Debentureholders. The Plan also provides that the current common shareholders, option holders and warrant holders as of the record date of July 24, 2000, will receive warrants allowing them to increase their ownership to up to 40% of the outstanding common stock. The new warrants will be for a perpetual term with an exercise price of $4.21 per share, subject to adjustment for certain customary anti-dilution stock splits, stock dividends and other recapitalization events. The exercise price must be paid in cash.
The principal Debentureholders and the approximate percentage of common stock to be beneficially held by each of them is set forth in the table below:

     Name of Holder                              % of  Common Stock
     --------------                              ------------------
     CoMac Partners, L.P. and certain                   13.51%
       of its affiliates

All of the members of the former Board of Directors of the Company except two members ceased to serve as Directors on July 31, 2000, as of 11:59 p.m. Our former Board of Directors consisted of the following people: B. Travis Basham, Robert R. Hillery, Thomas R. Fuller, Howell H. Howard, Steven H. Mikel, Spencer
L. Youngblood,  Jeffrey B. Robinson and Donald H. Wiese.

Under the terms of the Plan, the new Board of Directors will consist of seven members. These members have been named under the terms of the Plan: John C. Capshaw, Paul J. Coughlin, III, David E. Fite, Thomas R. Fuller, James L. Payne, Myron M. Sheinfeld and Donald H. Wiese.

The order confirming the Plan is attached hereto as Exhibit 2.2. A press release of the Company describing its emergence from bankruptcy is attached hereto as Exhibit 99.3.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

On July 21, 2000, the Plan of the Company and certain of its subsidiaries was confirmed by the U. S. Bankruptcy Court for the Southern District of Texas, Victoria Division. Press releases of the Company describing this event are attached hereto as Exhibit 99.1 and 99.2. A copy of the Plan as confirmed is attached hereto as Exhibit 2.1.

The financial statements required under this Item 3 have been previously reported in the Company's Form 10-Q for the period ending March 31, 2000, filed May 15, 2000 (Commission file number 0-8043). Pursuant to the provisions of SOP 90-7, the Company will not adopt fresh-start reporting upon its emergence from Chapter 11.
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ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

(c)  EXHIBITS

 2.1 Findings of Facts and Conclusions of Law for the Confirmation of Debtors' Second Amended Plan filed on May 2, 2000, as amended.

 2.2 Order Confirming Debtors' Second Amended Plan filed on May 2, 2000, as amended.

99.1   Southern Mineral Corporation Press Release dated July 5, 2000;
99.2   Southern Mineral Corporation Press Release dated July 25, 2000;
99.3   Southern Mineral Corporation Press Release dated August 3, 2000;



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  August 7, 2000        SOUTHERN MINERAL CORPORATION

                              BY:  /s/ STEVEN H. MIKEL
                                  ---------------------------------------
                                  Steven H. Mikel
                                  President and Chief Executive Officer